UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005 (August 5, 2005)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On August 5, 2005, Chemtura Corporation (the "Company") announced that it will call for redemption all of its outstanding $110 million aggregate principal amount of 7.75% Debentures due 2023 (the "Debentures"). In accordance with the terms of the indenture governing the Debentures, the Debentures will be redeemed at a redemption price of 103.021% of the principal amount thereof, plus accrued interest to the redemption date, which is September 6, 2005. The Company will finance the redemption with available cash and borrowings under its revolving credit facility.

     A copy of a press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Item 9.01 Financial Statements and Exhibits.

               *      *      *

(c)     Exhibits.
Exhibit Number 99.1	Exhibit Description Press Release Dated August 5, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date: August 8, 2005

Exhibit Index
Exhibit Number 99.1	Exhibit Description Press Release Dated August 5, 2005